[EXHIBIT 2.1]

                                                  Execution Copy
                                                  --------------


                AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (the "Agreement") is made as of March 31, 2004 by and among American Apparel and Accessories, Inc., an Arkansas corporation ("A3") and Ram Venture
Holdings Corp., a Florida corporation ("RAM").

                            RECITALS

      Whereas, the parties desire that A3 be merged into RAM (the
"Merger"), with RAM being the surviving corporation, all as more particularly set forth herein;

     Whereas, the board of directors of each of the parties to this Agreement has determined that the proposed transaction is advisable and for the general welfare and advantage of their respective corporations and shareholders;

     Whereas, the parties intend that the terms and conditions of this Agreement comply with Section 368(a)(1)(B) of the Internal
Revenue Code of 1986, as amended (the "Code"), and the regulations corresponding thereto, such that this reorganization shall qualify as a tax-free "reorganization";

     Whereas, the parties intend that as a result of this Agreement, no gain or loss shall be recognized by RAM, A3, the shareholders of RAM, or the shareholders of A3 (the "A3 Shareholders") upon the transfer of A3's shares held by the A3 Shareholders in exchange for RAM's shares and the basis for RAM's shares shall be the same as A3's shares exchanged therefore; and,

     Whereas, the Merger shall be consummated pursuant to and in accordance with the terms and conditions set forth in this Agreement, and RAM shall acquire 100% of A3's issued and outstanding shares and options thereto.

     Now, therefore, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

                           SECTION 1

                         Plan of Merger

     1.1  Plan of Merger. The Plan of Merger set forth on
          --------------
Schedule 1.1 of the disclosure schedule hereto (the "Disclosure
Schedule"), is incorporated by reference.

                           SECTION 2

                    Closing Dates: Delivery


     2.1 Closing Dates. The closing of the transactions
         -------------
contemplated hereunder shall take place within ten (10) days after A3 obtains shareholder approval to close the transactions contemplated hereunder (the "Closing Date"), and shall be held at the offices of A3 (the "Closing") or at such other time and place upon which RAM and A3 shall agree.


                           SECTION 3

              Representations and Warranties of RAM

     3.1 Organization and Standing; Articles and By-Laws. RAM is
         -----------------------------------------------
a corporation duly organized and existing under, and by virtue of, the laws of the State of Florida and is in good standing under such laws. RAM has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as it is presently conducted, and is presently qualified to do business as a foreign corporation in any jurisdiction where its activities or business so require, except those jurisdictions where the failure to be so qualified will not have a materially adverse affect on RAM's business as now conducted or as now proposed to be conducted. RAM has furnished to A3 certified copies of its Articles of Incorporation, By-Laws, and a certified copy of a certificate of good standing or its equivalent from the Secretary of State of Florida. Said copies are true, correct and complete and contain all amendments through the Closing Date.

     3.2 Corporate Power.  RAM will have at the Closing Date all
         ---------------
requisite legal and corporate power and authority to execute and deliver this Agreement, to issue and exchange the shares hereunder and perform its obligations under the terms of this Agreement.

     3.3 Subsidiaries.  At Closing RAM  will have no subsidiaries
         ------------
or affiliated companies and will not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

     3.4 Capitalization.  The authorized capital stock of RAM
         --------------
consists of 25122,000,000 shares of common stock, par value $.00001 per share of which 1,500,000 shares will be issued and outstanding prior to the Closing Date. RAM's initial public offer and sale of its stock met the prospectus delivery requirement of the Securities Act of 1933, as amended (the "Securities Act"). All of the issued and outstanding shares of RAM have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding shares of RAM were issued in compliance with applicable federal and state securities laws. There are no options, warrants or other rights to purchase any of RAM's capital stock. The holders of record of the presently issued and outstanding shares of common stock are set forth on the Certified Shareholder's List on Schedule 3.4. There are no options, warrants or other rights to purchase any of RAM's authorized and unissued capital stock.

     3.5 Authorization.  All corporate action on the part of RAM,
         -------------
its directors, and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by RAM, the authorization, sale, issuance and delivery of the RAM common stock to the A3 Shareholders (the "Shares") and the performance of all RAM's obligations hereunder will be taken prior to the Closing. This Agreement, when executed and delivered by RAM, will be enforceable in accordance with its terms. The Shares to be delivered to the A3 Shareholders, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; and free of any liens or encumbrances; provided, however, that the Shares issued to the A3 Shareholders will be unregistered, "legend" securities subject to all of the restrictions on transfer under state and/or federal securities laws. The shares will not be subject to any preemptive rights or rights of first refusal.

     3.6 Financial Statements; Absence of Assets, Operations.
         ---------------------------------------------------
The financial statements of RAM contained within the most recent filings with the Securities and Exchange Commission (the "Financial Statements") are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of RAM as of the dates, and for the periods, indicated therein. At Closing, RAM will have no material assets or business operations. RAM's Annual Report on Form 10-K will be filed timely (i.e. within the Form 12b-25 extension period ending April 16, 2004).

     3.7 Absence of Changes.  Except for the transactions
         ------------------
specifically contemplated by this Agreement and as set forth on
Schedule 3.7, from the date of RAM's most recent quarterly report on Form 10Q, filed with the Securities and Exchange Commission on November 13, 2003 until the date hereof: (a) RAM has not entered into any transaction or agreement; (b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets or liabilities of RAM, and
(c) to the best knowledge of RAM, there has been no other event or condition of any character pertaining to RAM which would materially and adversely affect the assets or business of RAM.

     3.8 Material Operations, Asset and Liabilities.  At Closing,
         ------------------------------------------
RAM will have no material assets, commercial operations, liabilities or obligations, absolute or contingent (individually or in the aggregate).

     3.9 Compliance with Other Instruments, None Burdensome, etc.
         --------------------------------------------------------
RAM is not in violation of any term of its Articles of Incorporation or By-Laws or, in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to RAM. The execution, delivery and performance of, and compliance with, this Agreement has not resulted and will not result in any violation of, or conflict with, or constitute a default under, RAM's Articles or By-laws or any of its agreements or result in the creation of, any mortgage, pledge, lien, encumbrance or charge against RAM or its future properties or assets; and, there is now no such violation or default which may materially and adversely affect the future business of RAM or any of its future properties or assets.

     3.10 Litigation, etc.  There are no pending or threatened
          ---------------
actions, suits, proceedings or investigations by any agency of any state, the federal government, or individual or entity, nor, to the best of RAM's knowledge, is there any reasonable basis therefor.

     3.11 Employees. RAM has two (2) employees.
          ---------

     3.12 Certain Transactions.  At Closing, RAM will not be
          --------------------
indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or, to the best of RAM's knowledge, shareholders, or any members of their immediate families, will be indebted to RAM. RAM is not guarantor nor indemnitor of any indebtedness of any other person, firm or corporation.

     3.13 Material Contracts and Obligations.  RAM is not a party
          ----------------------------------
to nor bound by any agreements, contracts, indebtedness, liabilities and other obligations, except as listed on Schedule
3.13. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by A3 and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     3.14 Governmental Consent, etc.  No consent, approval or
          -------------------------
authorization of (or designation, declaration of filing with) any governmental authority on the part of RAM is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the common stock, or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate or Articles of Merger in the office of the Secretary of State of Arkansas and Florida, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available), or notice of the exchange and merger offer under applicable state corporation or securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     3.15 Offering. The offer and issuance of RAM's Shares in
          --------
exchange for all of A3's shares held by the A3 Shareholders in conformity with the terms of this Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act, and rules promulgated thereunder. A3 shall file Form D as appropriate, post-closing.

     3.16 Brokers or Finders; Other Offers.  Except as set forth
          --------------------------------
on Schedule 3.16, RAM has not incurred, and will not incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     3.17 Tax Matters. RAM: (i) has timely filed all tax returns
          -----------
that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect RAM's operations for tax purposes);
(ii) has timely paid all taxes owed by it for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings); and (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, and, to the best of RAM's knowledge, there are no material unresolved questions or claims concerning RAM's tax liability. RAM's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to RAM, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

     3.18 Minute Books.  The minute book of RAM provided to A3
          ------------
contains a complete summary of all meetings of directors and stockholders since the time of incorporation and reflects all transactions referred to in such minutes accurately in all material respects.

     3.19  Disclosure. This Agreement, the Schedules hereto,
           ----------
and all of the RAM filings made pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made.

                           SECTION 4

             Representations and Warranties of A3

     4.1 Organization and Standing; Articles and By-Laws. A3 is a
         ------------------------------------------------
corporation duly organized and existing under, and by virtue of, the laws of the State of Arkansas and is good standing under such laws. A3 has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as it is presently conducted, and is presently qualified to do business as a foreign corporation in any jurisdiction, where its activities or business so require, except where the failure to be so qualified will not have a materially adverse affect on A3's business as now conducted or as now proposed to be conducted. A3 has furnished to RAM or its special counsel copies of its Articles of Incorporation and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

     4.2 Corporate Power.  A3 will have at the Closing Date all
         ---------------
requisite legal and corporate power and authority to execute and deliver this Agreement, to issue and exchange the Shares hereunder and perform its obligations under the terms of this Agreement.

     4.3 Subsidiaries.  A3 does not own or control, directly or
         ------------
indirectly, any equity interest in any other corporation, association or business entity except as set forth on Schedule
4.3.

     4.4 Capitalization.  The authorized capital stock of A3 is
         ---------------
40 million shares of which 25 million is common stock and 15 million is preferred stock. All shares of capital stock are $.01 par value. All of the issued and outstanding A3 shares have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding securities of A3 were issued in compliance with applicable federal and state securities laws. The holders of record of the presently issued and outstanding shares of common stock are set forth on the Certified Shareholder's List on Schedule 4.4. There are no other outstanding options, warrants or other rights to purchase any of A3's authorized and unissued capital stock except those set forth on Schedule 4.4.

     4.5 Authorization. All corporate action on the part of A3,
         -------------
its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by A3, the delivery of the A3 common stock and the performance of all A3's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by A3, will be enforceable in accordance with its terms. The A3 common stock, when delivered in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable; and, the common stock will be free of any liens or encumbrances; provided, however, that the common stock issued to the shareholders of A3 by RAM will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. At Closing, the A3 common stock will not be subject to any preemptive rights or rights of first refusal.

     4.6 Financial Statements.  A3 has delivered to RAM its
         --------------------
audited balance sheet and statements of operations and statements of stockholders equity as of and for the period ended March 31, 2003 and its unaudited balance sheet and statements of operations and statements of stockholders equity as of and for the period ended December 31, 2003 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that they do not contain footnotes. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

     4.7 Absence of Changes.  Since December 31, 2003 (date of
         ------------------
latest balance sheet): (a) A3 has not entered into any material transaction; (b) there has been no materially adverse change in the condition (financial or otherwise), business, property, assets or liabilities of A3; and, (c) to the best knowledge of A3, there has been no other event or condition of any character pertaining to and materially adversely affecting the assets or business of A3, except as set forth on Schedule 4.7.

     4.8 Material Liabilities.  A3 has no material liabilities or
         --------------------
obligations, absolute or contingent (individually or in the aggregate) except as set forth on Schedule 4.8.

     4.9 Compliance with Other Instruments, None Burdensome, etc.
         -------------------------------------------------------
A3 is not in violation of any term of its Articles of Incorporation or By-Laws, or, in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to A3. The execution, delivery and performance of and compliance with this Agreement has not resulted and will not result in any violation of, or conflict with, or constitute a default under, A3's Articles of Incorporation or By-laws or any of its agreements or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of A3; and, there is no such violation or default which materially adversely affects the business of A3 or any of its properties or assets.

     4.10 Litigation, etc. There are no pending or threatened
          ---------------
actions, suits, proceedings or investigations by any agency of any state, the federal government, individual or entity, nor, to the best of A3' knowledge, is there any reasonable basis therefor, except as set forth and described on Schedule 4.10.

     4.11 Employees. A3 has 12 employees.
          ---------

     4.12 Certain Transactions.  Except as set forth on Schedule
          --------------------
4.12, A3 is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any amount whatsoever; none of said officers, directors or, to the best of A3's knowledge, shareholders, or any members of their immediate families, are indebted to A3. A3 is not guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     4.13 Material Contracts and Obligations.  Schedule 4.13
          ----------------------------------
contains a list of all agreements, contracts, indebtedness, liabilities and other obligations to which A3 is a party or by which it is bound. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by RAM and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     4.14 Governmental Consent, etc.  No consent, approval or
          -------------------------
authorization of (or designation, declaration of filing with) any governmental authority on the part of A3 is required in connection with the valid execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby, except (a) filing of the Certificate or Articles of Merger in the offices of the Secretary of State of the State of Florida and Arkansas (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the exchange and merger offer under applicable state corporation or securities laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     4.15 Brokers or Finders; Other Offers.  A3 has not incurred,
          --------------------------------
and will not incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, except as set forth on Schedule 4.15.

     4.16 Tax Matters. A3: (i) has timely filed all tax returns
          -----------
that are required to have been filed by it with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect A3's operations for tax purposes);
(ii) has timely paid all taxes owed by for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings); and (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, and, to the best of A3's knowledge, there are no material unresolved questions or claims concerning A3's tax liability. A3's tax returns have not been reviewed or audited by any federal, state, local or county taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to A3, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

     4.17 Minute Books.  The minute book of A3 provided to RAM
          ------------
contains a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

     4.18 Disclosure. This Agreement with the Schedules hereto,
          ----------
when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                            SECTION 5

   Representations and Warranties of RAM Officers and Directors

     5.1 Involvement in Certain Legal Proceedings. None of the
         ----------------------------------------
RAM officers or directors, have been the subject of any indictment or conviction for a felony, or of any order, judgment, decree, or investigation, of any court or agency, federal or state, permanently or temporarily enjoining the individual from, or otherwise limiting, the individual from engaging in any type of business practice or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws. Further, none of the RAM officers or directors have been found by a court of competent jurisdiction or by the Securities and Exchange Commission to have violated any Federal or State securities laws.

                            SECTION 6

                          Deposit of Funds

     6.1 Deposit of Funds Upon Acceptance.  A3 shall deposit the
         --------------------------------
sum of $250,000 in cash with RAM's counsel in trust upon acceptance of this Agreement and Plan of Reorganization by RAM and A3. Upon closing of the transaction contemplated herein, all of the trust funds deposited shall be disbursed pursuant to RAM's instructions. In the event that the transaction contemplated is not completed within 60 days of the date hereof through no fault of RAM, the deposit shall be returned to A3 without interest less the sum of $25,000 which sum shall be retained in trust and disbursed to RAM upon expiration of the stated 60 days and closure of the trust account forthwith.

                             SECTION 7

          Representations and Warranties Regarding A3 Affiliates

     7.1 Involvement in Certain Legal Proceedings. To the best of
         ----------------------------------------
A3's knowledge, the A3 Affiliates[1] have not been the subject of any indictment or conviction for a felony, or any order, judgment, decree, or investigation of any court or agency, federal or state, permanently or temporarily enjoining the individual from, or otherwise limiting, the individual from engaging in any type of business practice or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws. Further, to the best of A3's knowledge, the A3 Shareholders individually have not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities laws


                             Section 8

                    RAM's Conditions to Closing

     RAM's obligation to issue the common shares at the Closing
Date is, at the option of RAM, subject to the fulfillment as of the Closing Date of the following conditions:

     8.1 Representations. The representations in Section 4 and
         ---------------
Section 7 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.

     8.2 Certificate of Amendment and Merger. The Certificate or
         -----------------------------------
Articles of Merger shall have been filed with the offices of the Secretary of State for Florida and Arkansas.

     8.3 Legal Matters. All material matters of a legal nature
         -------------
which pertain to this Agreement, and the transactions contemplated hereby shall have been approved by counsel to RAM, which approval shall not be unreasonably withheld.

     8.4 Suitability of A3 Shareholders. The A3 Shareholders will
         ------------------------------
have executed and delivered to RAM a suitability questionnaire or otherwise qualified to participate in the transactions contemplated by this Agreement.

     8.5 Items to be Delivered at Closing. At Closing, A3 shall
         --------------------------------
have tendered for delivery to RAM the following:

          8.5.1 A3 Shares: All of A3's issued and outstanding capital stock shall be cancelled upon issuance and delivery of the restricted RAM common stock to the A3 Shareholders as contemplated herein.


----------------------
[1] The term "Affiliate" is defined in Rule 144(a)(1) of the Securities Act as "a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer," and is commonly understood to include officers, directors, and 10% shareholders.

          8.5.2 Funds: Transfer of the $250,000 deposit to the Trust Account of Eugene Kennedy, PA, consistent with RAM's instructions at or prior to Closing.

          8.5.3 Officers and Directors Certificate: A certificate representing that the representations and warranties in Section 4 and Section 7 are true and correct in all material respects on the date of Closing.

          8.5.4  Good Standing Certificate. A certificate of the
Arkansas Secretary of State, dated within ten (10) days of the Closing, showing that A3 is in good standing.

          8.5.5 Opinion of Counsel. RAM shall have received from A3's counsel, an opinion dated the Closing Date, in form and substance satisfactory to A3 and its counsel, to the effect that:

                 (a) A3 is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and A3 has the requisite corporate power and authority to conduct its business.

                 (b) A3 is not presently required to be qualified to do business as a foreign corporation in any state or jurisdiction of the United States.

                 (c) A3 has the requisite corporate power and authority to execute, deliver and perform this Agreement. The
Agreement has been duly and validly authorized by A3, duly executed and delivered by an authorized officer of A3 and constitutes a legal, valid and binding obligation of A3.

                 (d) The capitalization of A3 is as follows:

                     (i) Capital Stock. 25 million authorized shares of common stock of which 17,292,500 common shares, issued and delivered and are validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                     (ii) There are no outstanding preemptive rights, options, warrants, conversion privileges or other similar rights (or agreements for any such rights), other than the options issued and outstanding to purchase or otherwise obtain any of the Company's securities as set forth in Schedule 4.4.

                 (e)  The certificates representing shares of
common stock are in due and proper form and have been duly and validly executed by the officers of A3 named thereon.


                         Section 9

                A3's Conditions to Closing

     A3's obligation to close on the Closing Date is subject to the fulfillment of the following conditions:

     9.1. Representations. The representations made in Section 3 and
          ---------------
Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     9.2. Certificate of Amendment and Merger. The Certificate or
          -----------------------------------
Articles of Merger shall have been filed with the Secretary of State of Florida and Arkansas.

     9.3. Legal Matters. All material matters of a legal nature which
          -------------
pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to A3, which approval shall not be unreasonably withheld.
9.4. Items to be Delivered at Closing. At Closing, RAM shall have tendered for delivery to A3 the following:

          9.4.1. Delivery of Securities: Stock certificates and stock purchase options representing in the aggregate 94% of the then issued and outstanding capital stock of RAM. Certificate(s) representing the shares of common stock to be issued shall have affixed a restrictive legend stating as follows:

  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          9.4.2. Officers and Directors Certificate: A certificate representing that the representations and warranties in Sections
3 and 5 are true and correct on the date of Closing.

          9.4.3. Stock Purchase Options: Options from Ronald A. Martini and Corporation Investment Associates, Inc. granting the right to purchase a total of 200,000 issued and outstanding shares of RAM
Common Stock held by such shareholders at any time during the two
(2) year period following the Closing at an exercise price of $1.50 per share.

          9.4.4. Corporate Authorization: Resolution(s) adopted by the Board of RAM and approved by the shareholders of RAM authorizing or approving the following:

                  (a) Change of name of RAM to American Apparel and Accessories, Inc.

                  (b) Appointing the following individuals as the sole directors of RAM: John Lewis, Larry Rial, Jeff Harris,
Shane Jones, Leland Sykes, William Colvin, and Larry Wallace.

                  (c) The resignation of Norman Becker, Frank Bauer and Diane Aquino as directors and officers of RAM.

                  (d) The issuance of an aggregate of 23,500,000 shares of common stock, including options to purchase shares of common stock of RAM, where each such option is exercisable into one (1) share of Common Stock to be issued as set forth on
Schedule 1.1.

          9.4.5. Good Standing Certificate. A certificate of the Florida Secretary of State, dated within ten (10) days of the closing, showing that RAM is in good standing.

          9.4.6. Opinion of Counsel. A3 shall have received from RAM's counsel, an opinion dated the Closing Date, in form and substance satisfactory to A3 and its counsel, to the effect that:

                  (a) RAM is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and RAM has the requisite corporate power and authority to conduct its business as it is presently conducted.

                  (b) RAM is not presently required to be qualified to do business as a foreign corporation in any state or jurisdiction of the United States.

                  (c) RAM has the requisite corporate power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by RAM, duly executed and delivered by an authorized officer of RAM and constitutes a legal, valid and binding obligation of RAM.

                  (d)  The capitalization of RAM is as follows:

                       (i) Capital Stock. 25,000,000 shares of
common stock of which 1,500,000 common shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws;

                       (ii) The 23,500,000 shares of RAM common stock and stock purchase options to be issued to the A3 Shareholders pursuant to this Agreement, will upon issuance, be duly authorized, issued and delivered and validly outstanding, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws.

                       (iii) There are no preemptive rights or, to the best of counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the RAM's securities.

                 (e) The certificates representing shares of Common Stock are in due and proper form and have been duly and validly executed by the officers of RAM named thereon.

                 (f) Based in part upon the representations of the A3 Shareholders, the offer and sale of the Common Stock pursuant to the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of
Section 4 (2) thereof. A3 shall file a Form D as appropriate, post-closing.

                            Section 10

                      Corporate Restrictions

     10.1.  Issuance of Capital Stock or Convertible Debt.
            ---------------------------------------------
Immediately subsequent to the transactions contemplated herein and for a 3-year period thereafter, A3 (f/k/a RAM) shall not issue any capital stock or convertible debt to an Affiliate, as defined in footnote 1 above, except to the extent such an offer is made to all shareholders of A3. Notwithstanding the foregoing, A3 may adopt a stock incentive plan and grant options or restricted stock to employees of A3, including an Affiliate, if such a grant is customary and reasonable and consistent with the terms and conditions of the plan or otherwise.

     10.2.   No Reverse Split. Immediately subsequent to the
             ----------------
transactions contemplated herein and for a two (2) year period thereafter, A3 (f/k/a RAM) shall not reverse split the surviving entity capital stock.

                          Section 11

                         Miscellaneous

     11.1.   Governing Law. This Agreement shall be governed,
             -------------
construed, and enforced in all respects by the internal laws of the State of Florida.

     11.2.   Survival. The representations, warranties, covenants
             --------
and agreements made herein shall survive the closing of the transactions contemplated hereby.

     11.3.   Successors and Assigns. Except as otherwise provided
             ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     11.4.   Entire Agreement: Amendment. This Agreement and the
             ---------------------------
other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     11.5.   Notices, etc.
             -------------
A3 and A3 Shareholders: see attached Schedule 11.5.1.

RAM: see attached Schedule 11.5.2.

     11.6.   Delays or Omissions. Except as expressly provided
             -------------------
herein, any delay or omission to exercise any right, power or remedy accruing to a party, upon any breach or default of the other party under this Agreement, shall not impair any right, power or remedy of the non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of a non-defaulting party of any breach or default under this Agreement, or any waiver on the part of a non-defaulting party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     11.7.  Expenses. All parties shall bear their own expenses
            --------
incurred with respect to this Agreement and the transactions contemplated hereby.

     11.8.  Counterparts. This Agreement may be executed in any
            ------------
number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     11.9.  Severability. In the event that any provision of this
            ------------
Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     11.10. Titles and Subtitles. The titles and subtitles used in
            --------------------
this Agreement are used for convenience only and are not considered in constructing or interpreting this Agreement.

     11.11. Litigation. The prevailing party in any dispute or
            ----------
disagreement arising out of or related to this Agreement shall be entitled to an award of reasonable attorney's fees and costs, including those incurred through all appellate proceedings. The parties agree to submit to the jurisdiction and venue of the courts in Broward County, Florida and waive any and all jurisdictional defenses and objections to such venue.

     11.12. Disclosure Schedule.  The Disclosure Schedule shall be
            -------------------
maintained at the offices of A3 in Little Rock, Arkansas, and shall be made available to RAM upon request.



     [REMAINDER OF PAGE LEFT BLANK-SIGNATURE PAGE FOLLOWS]

      The foregoing Agreement is hereby executed as of the date first above written.

                              American Apparel and Accessories,
                              Inc., an Arkansas corporation


                              By: /s/
                                 --------------------------------
                              Its:


                              RAM Venture Holdings Corp., a
                              Florida corporation



                              By:
                                 --------------------------------
                              Its:

                            Schedule 1.1

                    Agreement and Plan of Merger

    This Agreement and Plan of Merger ("Plan" or "Plan of
Merger") dated March 31, 2004 (the "Closing Date") by and between
American Apparel and Accessories Inc., an Arkansas corporation
("A3"), and RAM Venture Holdings Corp., a Florida corporation
("RAM" or "Surviving Corp.").

1. Articles of Incorporation. The Articles of Incorporation of
   -------------------------
Surviving Corp., as in effect immediately before the Effective
Date, shall be the Articles of Incorporation of the Surviving
Corp. until further amended as provided by law.

2. Distribution and Payment to A3 Shareholders. Upon the
   -------------------------------------------
Effective Date, each share of the A3 voting common stock issued and outstanding at that time shall, without more, be converted into and exchanged for one (1) share of voting common stock of the Surviving Corp. Similarly, each unexercised A3 common stock purchase option outstanding shall be, without more, converted into and exchanged for one (1) RAM common stock purchase option with terms and conditions otherwise identical to the converted A3 option exchanged.

3. Filing with the Florida Secretary of State and Effective Date.
   -------------------------------------------------------------
Upon the Closing, as provided herein, A3 and the Surviving Corp. shall immediately cause their respective President (or Vice President) to execute Articles of Merger and upon such execution, the Plan of Merger shall be deemed incorporated by reference into the Articles of Merger as if fully set forth in such Articles and shall become an exhibit to such Articles of Merger. Thereafter, such Articles of Merger shall be delivered for filing by the Surviving Corp. to the Florida Secretary of State. The Articles of Merger shall specify the "Effective Date," which shall be the date of filing with the Florida Secretary of State.

4. Assignment.  If at any time A3 shall consider or be advised
   ----------
that any further assignment or assurances in law are necessary or desirable to vest, perfect, or confirm or record in the Surviving Corp. the title to any property or rights of A3, or to otherwise carry out the provisions of this Agreement, the proper officers and directors of A3 as of the Effective Date shall execute and deliver any and all proper deeds, assignments, and assurances in law, and do all things necessary or proper to vest, perfect, or confirm title to such property or rights in the Surviving Corp.

5. Satisfaction of Rights of A3 Shareholders. All shares of
   -----------------------------------------
Surviving Corp.'s common stock into which shares of A3's common stock shall have been converted and become exchangeable for under this Plan shall be deemed to have been paid in full satisfaction of such converted shares.

6. No Fractional Shares. Fractional shares of Surviving Corp.'s
   --------------------
stock will not be issued.

7. Effect of Merger. On the Effective Date, the separate
   ----------------
existence of A3 shall cease, and Surviving Corp. shall be fully vested in A3 rights, privileges, immunities, powers, and franchises, subject to its restrictions, liabilities, disabilities, and duties.

8. Supplemental Action. If at any time after the Effective Date
   -------------------
the Surviving Corp. shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Plan, the appropriate officers of Surviving Corp. or A3, as the case may be, whether past or remaining in office, shall execute and deliver, on the request of Surviving Corp., any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts, to vest, perfect, confirm, or record such title thereto in Surviving Corp., or to otherwise carry out the provisions of this Plan.

9. Filing with the Arkansas Secretary of State and Effective
   ---------------------------------------------------------
Date. Upon the Closing, as provided herein, A3 and Surviving
----
Corp. shall immediately cause their respective President, Vice President, or other duly authorized officer to execute Articles of Merger and upon such execution this Plan shall be deemed incorporated by reference into the Articles of Merger as if fully set forth in such Articles and shall become an exhibit to such Articles of Merger. Thereafter, Surviving Corp. shall deliver such Articles of Merger for filing to the Arkansas Secretary of State. The Articles of Merger shall specify the "Effective Date," which shall be the filing date of the Articles of Merger.

10. Amendment and Waiver. Any of the terms or conditions of this
    --------------------
Plan may be waived at any time by any one of the constituent corporations which is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such party, or may be amended or modified in whole or in part at any time before the vote of the shareholders of the constituent corporations by an agreement in writing executed in the same manner (but not necessarily by the same persons), or at any time thereafter as long as such change is in accordance with applicable law.

11. Termination. At any time before the Effective Date (whether
    -----------
before or after filing of Articles of Merger), this Plan may be terminated and the Merger abandoned by mutual consent of the Boards of Directors of the constituent corporations, notwithstanding favorable action by the shareholders of the respective constituent corporations.


                                 17

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